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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 4, 2000

                                  BUFFETS, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)
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         MINNESOTA                   0-14370                      41-1462294
---------------------------  ------------------------  -----------------------------------
  (State of Incorporation)   (Commission file number)  (I.R.S. Employer Identification No.)
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                1460 BUFFET WAY
                EAGAN, MINNESOTA                             55121
       -------------------------------------------        ----------
       (Address of principal executive offices)           (Zip Code)

                                 (651) 994-8608
                         ---------------------------------
                         (Registrant's telephone number)

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ITEM 5.  OTHER ITEMS -- CAXTON-ISEMAN CAPITAL AGREES TO ACQUIRE BUFFETs

         On June 4, 2000, Buffets, Inc. entered into an Agreement and Plan of Merger with an affiliate of Caxton-Iseman Capital, Inc. and a wholly owned subsidiary of that affiliate, providing for the merger of the subsidiary with and into Buffets. Following completion of the merger, Buffets will operate as a private company. It is expected that, after completion of the merger, members of Buffets' existing senior management will own approximately 16% of the common stock of the surviving company.

         Under the terms of the merger agreement, upon completion of the merger, Buffets shareholders will receive $13.85 per share of common stock that they hold.

         The completion of the merger is subject to various conditions, including the availability of financing, customary regulatory approvals, and the approval of Buffets shareholders. Commitments for the financing of the transaction have been received.

         A copy of the merger agreement is filed as an exhibit to this report. Reference is made to the merger agreement for a full statement of the terms and conditions of the merger.

         An additional discussion of the merger agreement and the merger is provided in Caxton-Iseman's and Buffets' joint press release of June 5, 2000, which is attached as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
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2.     Agreement and Plan of Merger, dated as of June 4, 2000, among Buffets,
       Inc., Big Boy Holdings, Inc., and Big Boy Merger Corporation.

99.    Joint press release of Caxton-Iseman and Buffets dated June 5, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BUFFETS, INC.

  Date:    June 5, 2000                    By: /s/ RICHARD MICHAEL ANDREWS, JR.
                                               ---------------------------------
                                               Chief Financial Officer


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